UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2004

SCHUFF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22715	86-1033353

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1841 W. Buchanan Street, Phoenix, AZ	85009

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (602) 252-7787

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01(b). Changes In Registrant’s Certifying Accountant.
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 4.01(b). Changes In Registrant’s Certifying Accountant.

     The Audit Committee of the Board of Directors of Schuff International, Inc. (the “Company”) has selected McGladrey & Pullen, LLP as the Company’s new independent auditors. McGladrey & Pullen, LLP was engaged on October 5, 2004, to audit the Company’s financial statements.

     McGladrey & Pullen, LLP has not been consulted by the Company during the two most recently completed fiscal years and through October 5, 2004, with regard to either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; and neither a written report was provided to the Company nor oral advice was provided that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matters that were either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

     (a) Not Applicable

     (b) Not Applicable

     (c) None

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHUFF INTERNATIONAL, INC.
Date: October 12, 2004	/s/ Michael R. Hill Michael R. Hill Vice President and Chief Financial Officer